Exhibit 2.3

The registrant has claimed confidential treatment with regard to portions of this exhibit. This filing omits confidential information (denoted by asterisks) included submitted to the Division of Corporation Finance.

NORWICH UNION INSURANCE LIMITED

AVIVA INTERNATIONAL HOLDINGS LIMITED

AVIVA GLOBAL SERVICES (SINGAPORE) PRIVATE LIMITED

EXLSERVICE HOLDINGS, INC.

EXL SERVICE.COM (INDIA) PRIVATE LIMITED

and

NOIDA CUSTOMER OPERATIONS PRIVATE LIMITED

DEED of SETTLEMENT

THIS DEED of SETTLEMENT is made on

BETWEEN:

1.	NORWICH UNION INSURANCE LIMITED whose registered office is at 8 Surrey Street, Norwich, Norfolk, NR1 3NG (registered in England under number 00099122) (“NUI”)

2.	AVIVA INTERNATIONAL HOLDINGS LIMITED whose registered office is at St Helens, 1 Undershaft, London, EC3P 3DQ (registered in England under number 02180206) (“AIH”)

3.	AVIVA GLOBAL SERVICES (SINGAPORE) PRIVATE LIMITED whose registered office is at 3, Anson Road, #07-01, Springleaf Tower, Singapore 079909 (registered in Singapore under number 200303457R) (“AGSS”)

4.	EXLSERVICE HOLDINGS, INC. a Delaware corporation with its principal office at 350 Park Avenue, 10th Floor, New York, NY 10022 (“EXL Service”)

5.	EXL SERVICE.COM (INDIA) PRIVATE LIMITED whose registered office is at 103A Ashoka Estate, Barakhamba Road, New Delhi 110001, India (registered in India under number 55-99888) (“EXL India”)

AND

6.	NOIDA CUSTOMER OPERATIONS PRIVATE LIMITED of 103A Ashoka Estate, Barakhamba Road, New Delhi 110001, India (registered in India under number U72900DL2003PTC122175) (“EXL Pune”)

each of NUI, AIH, AGSS, EXL Service, EXL India and EXL Pune being a “Party”, and together the “Parties” to this Agreement.

WHEREAS

1.	AGSS and EXL Service are party to an insurance services framework agreement and certain insurance services work orders providing for the provision of business process outsourcing (“BPO”) services by EXL Service to AGSS out of the facility at A-102, Sector 58, Noida, India, which was entered into by AGSS under its former name, Norwich Union Customer Services (Singapore) Private Limited (the “Noida ISFA”).

2.	AGSS, EXL Service, EXL India and EXL Pune are party to a virtual shareholders’ agreement pursuant to which, inter alia, EXL Service grants AGSS an option to acquire the shares owned by EXL Service in EXL Pune (the “Pune VSA”).

3.	Each of the Noida ISFA and the Pune VSA contain clauses prohibiting both AGSS and EXL Service from carrying out certain activities.

4.	The Parties now wish to record the terms on which the Noida ISFA and Pune VSA will be amended so as to inter alia delete the Restrictive Covenants as defined below and to extend the term provided for in the Noida ISFA on the terms detailed below.

NOW THIS DEED WITNESSES AS FOLLOWS:-

1.	DEFINITIONS AND INTERPRETATION

1.1	In this deed of settlement, the following terms shall have the following meanings:

“Affiliates”	means, in respect of each Party, its subsidiaries and subsidiary undertakings from time to time, any holding company of that Party from time to time and all other subsidiaries or subsidiary undertakings of any such holding company from time to time;

“Agreement”	means this deed of settlement as it may be amended from time to time;

“Ancillary Noida Documents”	means the Data Protection Agreement dated 29 July 2004 and the Confidentiality Agreement dated 25 July 2003 both between AGSS, Norwich Union Insurance Limited, EXL Service and EXL India;

“Ancillary Pune Documents”	means the Data Protection Agreement dated 26 August 2004 and the Confidentiality Agreement dated 26 August 2004 both between AGSS, Norwich Union Insurance Limited, Norwich Union Life Services Limited, EXL Service, EXL India and EXL Pune;

“Another Bidder”	means a person other than EXL Service or an Affiliate of EXL Service;

“Aviva Claim”	means any Claim that AGSS or any of its Affiliates has or could have against EXL Service or any of its Affiliates arising out of or in connection with the Restrictive Covenants or any other existing covenant or agreement given by EXL Service or any of its Affiliates in favour of AGSS or any of its Affiliates in any agreement whatsoever other than the Noida ISFA or the Pune VSA that has the same, similar or equivalent effect to the Restrictive Covenants;

“Business Day”	means a day (other than a Saturday or a Sunday or public holiday in England and Wales);

“Claim”	means any actual or potential claim, counterclaim, right of set-off, right of contribution, right to indemnity, cause of action or right or interest of any kind or nature whatsoever, whether in existence now or coming into existence at some time in the future, whether known or unknown, suspected or unsuspected, however and whenever arising, in whatever capacity or jurisdiction, whether or not within the contemplation of the Parties at the time of this Agreement, including a claim which as a matter of law did not at the date of this Agreement exist and whose existence cannot currently be foreseen and any claim or right of action arising from a subsequent change or clarification of the law;

“Companies Acts”	means the Companies Act 2006, the Companies Act, 1985, the Companies Consolidation (Consequential Provisions) Act, 1985, the Companies Act, 1989 and Part V of the Criminal Justice Act, 1993;

“Completion”	means completion of the Project De Caprio Sale and Purchase Agreement;

“EXL Claim”	means any Claim that EXL Service or any of its Affiliates has or could have against AGSS or any of its Affiliates arising out of or in connection with the Restrictive Covenants or any other existing covenant or agreement given by AGSS or any of its Affiliates in favour of EXL Service or any of its Affiliates in any agreement whatsoever other than the Noida ISFA or the Pune VSA that has the same, similar or equivalent effect to the Restrictive Covenants;

“Long-Stop Date”	means 31 December 2008 or, if AIH gives notice (in accordance with clause 16 (Notices)) to EXL Service on or before 31 December 2008 to extend the period during which Completion can occur, 31 March 2009;

“Master Services Agreement”	means the agreement for the provision of certain offshore business process outsourcing services to be supplied to AIH and/or one or more Affiliates of AIH by Another Bidder;

“Proceedings”	means any proceeding, suit or action arising out of or in connection with this Agreement;

“Project De Caprio Sale and Purchase Agreement”	means the agreement for the sale of the entire share capital of AGSS by AIH or another AIH Affiliate to Another Bidder (or the sale by AGSS of all or of substantially all of the assets of AGSS (other than the rights and obligations of AGSS under the Noida ISFA and the Ancillary Noida Documents, which AGSS proposes to transfer to another AIH Affiliate) to Another Bidder);

“Project De Caprio Transaction”	means the transaction for the sale of the shares or assets of AGSS and for the provision of certain offshore business process outsourcing services to be supplied to AIH and/or one or more of its Affiliates by Another Bidder;

“Restrictive Covenants”	means sub-clauses 13.1, 13.2, 13.5, 13.6, 13.7 and 13.8 (Restrictive Covenants) of the Pune VSA and clause 18 (Restrictive Covenants) (except sub-clauses 18.4.3 and 18.4.4) of the Noida ISFA;

“Service Document”	means a claim form, application notice, order or judgement or other document relating to any Proceedings; and

“Working Hours”	means 9.30 a.m. to 5.30 p.m. on a Business Day.

1.2	In this Agreement, save where the context otherwise requires:

(A)	references to the singular shall include references to the plural and vice versa;

(B)	references to any other document are to that document as amended, varied, novated or supplemented at any time and from time to time;

(C)	the words “including” and “include” shall not be construed as or take effect as limiting the generality of the foregoing words;

(D)	references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

(E)	the expressions “holding company”, “subsidiary” and “subsidiary undertaking” shall have the meanings given in the Companies Acts; and

(F)	the headings shall not be construed as part of this Agreement nor affect its interpretation.

2.	AMENDMENTS TO THE PUNE VSA

Subject to Completion occurring on or before the Long-Stop Date, sub-clauses 13.1, 13.2, 13.5, 13.6, 13.7 and 13.8 (Restrictive Covenants) of the Pune VSA shall be deleted with effect simultaneously with Completion.

3.	AMENDMENTS TO THE NOIDA ISFA

3.1	The Parties Agree that with effect from the date of this Agreement, the Noida ISFA shall be amended by the deletion of clause 25.3.

3.2	Subject to Completion occurring on or before the Long-Stop Date, the Noida ISFA shall be amended as follows, with effect simultaneously with Completion:

(A)	Clause 18 (Restrictive Covenants) except sub-clauses 18.4.3 and 18.4.4 shall be deleted.

(B)	The definition of “Effective Date” in Schedule 1 (Definitions) shall be deleted and be replaced by a new definition of “Effective Date” which shall read as follows:

“means 29 July 2004;”.

3.3	Subject to Completion occurring on or before the Long-Stop Date, the Noida ISFA shall be further amended as follows, with effect from and including 1 August 2009:

(A)	Sub-clause 4.8 (The Services) of the Noida ISFA shall be deleted and a new sub-clause 4.8 substituted in its place, which new sub-clause shall read as follows:

“4.8

The Client agrees to comply with the Minimum Commitment. The Client agrees that at no time prior to 1 February 2012 shall the number of Billable FTEs required by Client for the provision of Insurance Services to it fall below the Minimum Commitment. If at any time prior to 1 February 2012 the total number of Billable FTEs shall fall below the Minimum Commitment for the relevant period, the Client agrees to pay to EXL Holdings (US) an amount equal to the Shortfall Payment calculated pursuant to Schedule 3 in accordance with clause 13 below. Any dispute as to whether the Minimum Commitment has been met, or if it has not, the amount of any Shortfall Payment so due to EXL Holdings (US) shall be determined in accordance with clause 13.10 below. For the avoidance of doubt, the right to payment of the Shortfall Amount shall be EXL Holdings (US)’ sole remedy in the event of the Client failing to meet the Minimum Commitment.”

(B)	Sub-clause 5.1 (Term) of the Noida ISFA shall be deleted and a new sub-clause 5.1 substituted in its place, which new sub-clause shall read as follows:

“5.1	The term of this Agreement shall commence on the Effective Date and, except to the extent that this Agreement is terminated in accordance with its terms, shall continue until and including 1 February 2012.”

(C)	The term “Authorised Access” used in sub-clause 16.4.3 (Termination of this Agreement) of the Noida ISFA shall be deleted and substituted with the term “Unauthorised Access”.

(D)	A new sub-clause 16.4.4 (Termination of this Agreement) shall be added to the Noida ISFA, which new sub-clause shall read as follows:

“16.4.4	in the event that any of the circumstances referred to in clause 17.1 are continuing after a period of 30 days following the date of a Step-In Notice;”

(E)	The reference to “clause 17.2” in sub-clause 16.6.12 (Termination of this Agreement) of the Noida ISFA shall be deleted and “clause 17.5” shall be substituted in its place.

(F)	The text “Subject to clause 18” in sub-clause 16.7 (Termination of this Agreement) of the Noida ISFA shall be deleted.

(G)	Both references to “the fifth anniversary of the Effective Date” in sub-clause 16.8 (Termination of this Agreement) of the Noida ISFA shall be deleted and “1 February 2012” shall be substituted in their place.

(H)	The reference to “clause 18.4” in sub-clause 16.13 (Termination of this Agreement) of the Noida ISFA shall be deleted.

(I)	Clause 17 (Step In and Transfer) of the Noida ISFA shall be deleted and a new clause 17 (Step In) substituted in its place, which new clause shall read as and shall be in the form set out in Appendix I to this Agreement.

(J)	Sub-clause 21.1.3 (General Obligations) of the Noida ISFA shall be deleted and a new sub-clause 21.1.3 substituted in its place, which new sub-clause shall read as follows:

“21.1.3	it will, and will procure that all EXL Affiliates will, cooperate fully with every other third party supplier of business process outsourcing services to Client appointed at any time and from time to time and comply with every reasonable request made by Aviva International Holdings Limited (or such Affiliate of Aviva International Holdings Limited as Aviva International Holdings Limited may nominate from time to time provided that EXL Holdings (US) shall agree to that Affiliate making that request, such agreement not to be unreasonably withheld or delayed) at any time and from time to time in the provision of business process outsourcing services to Client, provided that any costs incurred by EXL Holdings (US) or an Affiliate of EXL Holdings (US) in cooperating with such a request shall be borne by Client or the relevant third party supplier, as appropriate.”

(K)	The text “affecting such ??” in sub-clause 33.4 (Force Majeure) of the Noida ISFA shall be deleted.

(L)	The references to “clauses 33.2 and 33.3” in sub-clause 34.5 (Third Party Rights) of the Noida ISFA shall be deleted and “clauses 34.2 and 34.3” shall be substituted in their place.

(M)	***

(N)	A new definition of “Blended FTE Rate” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“means ***;”

(O)	A new definition of “Client Termination Event” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“means an event referred to in any of clauses 7.5, 16.1, 16.3, 16.4, 16.6, 16.9, 17.5 and 33.5 of the Agreement;”

(P)	The definition of “Confidentiality Agreement” in Schedule 1 (Definitions) of the Noida ISFA shall be deleted and be replaced by a new definition of “Confidentiality Agreement” which shall read as follows:

“means an agreement of that name originally entered into on 23 July 2003 by Client UK, EXL Holdings (US), EXL India and Norwich Union Customer Services (Singapore) Private Limited and novated by the latter party to Client;”

(Q)	The definition of “Data Protection Agreement” in Schedule 1 (Definitions) shall be deleted and be replaced by a new definition of “Data Protection Agreement” which shall read as follows:

“means an agreement of that name originally entered into on the date of this Agreement by Client UK, EXL Holdings (US) and Norwich Union Customer Services (Singapore) Private Limited and novated by the latter party to Client;”.

(R)	A new definition of “EXL Competitors” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“has the meaning given to it in Schedule 15;”

(S)	A new definition of “Force Majeure” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“has the meaning given to it in clause 33.1;”

(T)	A new definition of “Indian Day Hours” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“means the hours from 0600 (Indian Standard Time) until 1900 (Indian Standard Time);”

(U)	***

(V)	A new definition of “Monthly Charge” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“has the meaning given to it in Schedule 3 (Charging Principles)”;

(W)	A new definition of “Non-Indian Day Hours” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“means hours other than Indian Day Hours”;

(X)	A new definition of “Step-in Notice” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“has the meaning given to it in clause 17 (Service Specific Remedies)”;

(Y)	A new definition of “Unit FTE Rate” shall be added to Schedule 1 (Definitions) of the Noida ISFA which shall read as follows:

“has the meaning given to it in schedule 3 (Charging Principles)”;

(Z)	The references to “clauses 16.4.1 and 16.7” in the definition of “Change of Control” in Schedule 1 (Definitions) of the Noida ISFA shall be deleted and “clauses 16.6.1 and 16.9” shall be substituted in their place.

(AA)	The reference to “paragraph 14” in the definition of “Client Licences and Other Agreements” in Schedule 1 (Definitions) of the Noida ISFA shall be deleted and “paragraph 15” shall be substituted in its place.

(BB)	The reference to “clause 13.8” in the definition of “Disputed Charge” in Schedule 1 (Definitions) of the Noida ISFA shall be deleted and “clause 13.10” shall be substituted in its place.

(CC)	The reference to “paragraph 15” in the definition of “EXL Holdings (US) Property” in Schedule 1 (Definitions) of the Noida ISFA shall be deleted and “paragraph 16” shall be substituted in its place.

(DD)	The reference to “clause 13.7” in the definition of “Late Payment Interest” in Schedule 1 (Definitions) of the Noida ISFA shall be deleted and “clause 13.9” shall be substituted in its place.

(EE)	***

(FF)	***

(GG)	The following provisions of the Noida ISFA shall be deleted:

(i)	sub-clauses 8.4 and 8.5.3 (Service Levels and Service Credits);

(ii)	clause 9 (EXL Holdings (US) Property);

(iii)	sub-clauses 15.3.8 and 15.3.9 (Termination of Insurance Services Work Orders);

(iv)	sub-clause 16.6.11 and 16.6.13 (Termination of this Agreement);

(v)	the definitions of “Asset Transfer Agreement”, “Noida Rebate”, “Pune Agreement”, “Other Costs” and “Pass Through Costs” contained in Schedule 1 (Definitions); and

(vi)	Schedule 15 (Asset Transfer Agreement).

3.4	For the avoidance of doubt, the Parties agree that the amendments made to the Noida ISFA pursuant to this clause 3 shall be deemed to be validly made Changes to the Noida ISFA in accordance with the Change Control Procedures in clause 26 (Contract Change Control Procedures) of the Noida ISFA.

4.	FURTHER AMENDMENTS TO THE NOIDA ISFA

4.1	AIH and EXL Service each agree to use, and each shall procure that its respective Affiliates use, all reasonable endeavours to negotiate in good faith and agree the form and content of and execute on or before 31 July 2009 a further amendment agreement to the Noida ISFA meeting the requirements of sub-clause 4.2 below (the “Second Amendment Agreement”). The amendments agreed in the Second Amendment Agreement shall be subject to Completion occurring (or having occurred) on or before the Long-Stop Date and if Completion has occurred on or before the Long-Stop Date the Second Amendment Agreement shall be effective from and including 1 August 2009.

4.2	The Second Amendment Agreement shall modify the Noida ISFA so as to:

(A)	move from a work order structure to a master services agreement structure by insertion of a new service schedule and the deletion of Schedule 6 (Pro Forma Work Order);

(B)	introduce a new schedule containing service level agreements and provisions for services credits and delete the existing clause 8 (Service Levels and Service Credits);

(C)	introduce a new schedule to deal with governance issues and procedures;

(D)	***

(E)	update existing clause 28 (Exit Management);

(F)	introduce a new schedule to manage disaster recovery and business continuity situations and amend the reference in clause 30 (Disaster Recovery and Business Continuity) to refer to that schedule;

(G)	update the existing Schedule 2 (Security); and

(H)	***

Both AIH and EXL Service agree that (to the extent relevant) the positions taken by the parties in the Project De Caprio Transaction shall form the basis of discussions on the form and content of the modifications to be made to the Noida ISFA in the Second Amendment Agreement. Both AIH and EXL Service further acknowledge that certain further consequential amendments to the Noida ISFA (including to amendments made to the Noida ISFA pursuant to this Agreement) will be required to effect the modifications referred to above and both AIH and EXL Service agree to use, and each shall procure that its respective Affiliates use, all reasonable endeavours to negotiate in good faith and agree the terms of such consequential amendments.

4.3	The Parties agree that any and all Insurance Services Work Orders in existence at the date of this Agreement shall continue in full force and effect until 31 July 2009, notwithstanding any provisions therein relating to expiry of term or notice periods required for termination unless and until terminated by Client on one month’s notice provided always that (subject to as provided in clause 4.8 and Schedule 3) Client shall comply with the Minimum Commitment and that no fee shall be payable by Client upon such termination.

5.	NOVATION OF THE NOIDA ISFA AND ANCILLARY NOIDA DOCUMENTS

5.1	Subject to Completion occurring on or before the Long-Stop Date, each of EXL Service, EXL India and EXL Pune (as applicable) irrevocably agree to the transfer of all of the rights, obligations and liabilities of AGSS under the Noida ISFA and the Ancillary Noida Documents to AIH or such other AIH Affiliate as AIH may, in its absolute discretion, choose and undertakes to execute a novation agreement in the form attached at Annex III (the “Novation Agreement”) and to do all such acts or things as may reasonably be required for the purpose of giving effect to that transfer.

5.2	NUI acknowledges and agrees that the Guarantee and Indemnity Deed dated 19 July 2004 between NUI and EXL Service (the “Deed”) shall continue to apply, notwithstanding the transfer referred to in clause 5.1 above and that references in the Deed to the ISFA shall be deemed to refer to the ISFA as novated pursuant to the Novation Agreement and, in accordance with clause 2.4.8 of the Deed, references in the Deed to the Client shall be deemed to refer to the entity to whom the rights, obligations and liabilities of AGSS are transferred pursuant to the Novation Agreement.

6.	REFUND OF ORIGINAL CAPITAL INVESTMENT

EXL Service agrees to refund such part of the original capital investment made in the Noida operations as has not been repaid to AGSS by way of depreciation credits by the date on which this Agreement comes into effect. The amount shall be payable within fourteen days of the date of this Agreement and will be calculated as follows:

(A)	£796,911; less

(B)	depreciation credits passed back to AGSS, as specified on validated invoices, from 1 May 2008 until the date of this Agreement.

7.	WAIVER, SETTLEMENT AND COVENANT NOT TO SUE

7.1	Each of EXL Service, EXL India and EXL Pune hereby waives and releases (and agrees to procure that all of their respective Affiliates shall waive and release) and covenants not to pursue (and agrees to procure that none of their respective Affiliates shall pursue) any proceeding, suit or action for any EXL Claim against AIH, AGSS and/or any of their respective Affiliates (or any of the officers, employees, contractors, consultants, agents or professional advisers of AIH, AGSS or any of such Affiliates or the officers, partners and employees of such contractors, consultants, agents or professional advisers) in respect of or arising out of the entry into the Project De Caprio Sale and Purchase Agreement and the Master Services Agreement (including the negotiation thereof) by AIH, AGSS and/or any of their respective Affiliates and/or any steps taken under or in connection therewith at any time and from time to time following 30 May 2008 and up to and including the earlier of Completion and the Long-Stop Date by AIH, AGSS and/or any of their respective Affiliates (or any of the officers, employees, contractors, consultants, agents or professional advisers of AIH, AGSS or any of such Affiliates or the officers, partners or employees of such contractors, consultants, agents or professional advisers), provided that this waiver shall not apply to any action taken before 30 May 2008 (save in respect of actions taken in connection with the Project De Caprio Transaction to which the waiver shall apply) and provided further that, if Completion does not occur, this waiver shall not apply to anything done after the Long Stop Date, regardless of whether such activity relates to an activity commenced at any time up to and including the Long Stop Date and, for the avoidance of doubt, none of AIH, AGSS nor any of their respective Affiliates shall enter into any agreement (save for the Project De Caprio Sale and Purchase Agreement and Master Services Agreement) prohibited by the Restrictive Covenants.

7.2	Each of NUI, AIH and AGSS hereby waives and releases (and agrees to procure that all of their respective Affiliates shall waive and release) and covenants not to pursue (and agrees to procure that none of their respective Affiliates shall pursue) any proceeding, suit or action for any Aviva Claim against EXL Service, EXL India and/or EXL Pune and/or any of their respective Affiliates (or any of the officers, employees, contractors, consultants, agents or professional advisers of EXL Service, EXL India, EXL Pune or any such Affiliates or the officers, partners or employees of such contractors, consultants, agents or professional advisers) in respect of or arising out of any activities undertaken by EXL Service, EXL India, EXL Pune and/or any of their respective Affiliates (or any of the officers, employees, contractors, consultants, agents or professional advisers of EXL Service, EXL India, EXL Pune or any such Affiliates or the officers, partners or employees of such contractors, consultants, agents or professional advisers) at any time and from time to time following 30 May 2008 and up to and including the earlier of Completion and the Long-Stop Date, provided that this waiver shall not apply to any action taken before 30 May 2008 (save in respect of actions taken in connection with the Project De Caprio Transaction to which the waiver shall apply) and provided further that, if Completion does not occur, this waiver shall not apply to anything done after the Long Stop Date, regardless of whether such activity relates to an activity commenced at any time up to and including the Long-Stop Date and, for the avoidance of doubt, none of EXL Service, EXL India, EXL Pune or any of their respective Affiliates shall enter into any agreement prohibited by the Restrictive Covenants at any time

7.3	Subject to Completion occurring on or before the Long-Stop Date, AIH hereby:

(A)	irrevocably waives and releases (and agrees to procure that all of its Affiliates shall irrevocably waive and release) any and all Aviva Claims against EXL Service, EXL India and EXL Noida and their respective Affiliates (and the respective officers, employees, contractors, consultants, agents and professional advisers of EXL Service, EXL India and EXL Noida and such Affiliates and the respective officers, partners and employees of such contractors, consultants, agents and professional advisers) and this Agreement and the terms set out herein shall be in full and final settlement of any and all such Aviva Claims.

(B)	covenants in favour of EXL Service, EXL India and EXL Noida that it will not, and will procure that none of its Affiliates shall, take any step or issue any proceeding, suit or action or make or assert any Aviva Claim (whether by way of litigation or otherwise) in any jurisdiction against EXL Service, EXL India, EXL Noida or any of their respective Affiliates (or any of the officers, employees, contractors, consultants, agents or professional advisers of EXL Service, EXL India or EXL Noida or any of such Affiliates or the officers, partners or employees of such contractors, consultants, agents or professional advisers).

7.4	Subject to Completion occurring on or before the Long-Stop Date, EXL Service hereby:

(A)	irrevocably waives and releases (and agrees to procure that all of its Affiliates shall irrevocably waive and release) any and all EXL Claims against AIH and AGSS and their respective Affiliates (and the officers, employees, contractors, consultants, agents and professional advisers of AIH, AGSS and such Affiliates and the officers, partners or employees of such contractors, consultants, agents and professional advisers) and this Agreement and the terms set out herein shall be in full and final settlement of any and all such EXL Claims

(B)	covenants in favour of AIH and AGSS that it will not, and will procure that none of its Affiliates shall, take any step or issue any proceeding, suit or action or make or assert any EXL Claim (whether by way of litigation or otherwise) in any jurisdiction against AIH, AGSS or any of their respective Affiliates (or any of the officers, employees, contractors, consultants, agents or professional advisers of AIH, AGSS or any of such Affiliates or the officers, partners or employees of such contractors, consultants, agents or professional advisers).

7.5	This Agreement is made without any admission of liability on the part of any of the Parties in relation to any Claim.

8.	COSTS

Each Party shall bear its own legal and other costs incurred in relation to the negotiations in respect of the Project De Caprio Transaction and the negotiation, preparation and carrying into effect of this Agreement.

9.	ANNOUNCEMENTS AND REFERENCE

9.1	No announcement concerning this Agreement or any ancillary matter shall be made by any Party to this Agreement without the prior written approval of both AIH and EXL Service, such approval not to be unreasonably withheld or delayed. This sub-clause does not apply in the circumstances described in sub-clause 9.2 or 9.3.

9.2	Any Party may make an announcement concerning this Agreement or any ancillary matter if required by:

(A)	law; or

(B)	any securities exchange or regulatory or governmental body or any tax authority to which that party is subject or submits, wherever situated, whether or not the requirement has the force of law in which case the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other Parties before making such announcement.

9.3	Notwithstanding clause 9.1, in the event that a party other than EXL Service (or an EXL Service Affiliate) acquires AGSS, then AIH and EXL Service shall use their respective reasonable endeavours to agree a mutually acceptable announcement to be made by EXL Service outlining reasons why it did not acquire AGSS.

9.4	The restrictions contained in this clause shall continue to apply after any termination of this Agreement without limit in time.

9.5	AIH agrees to provide EXL Service with a favourable ongoing reference in support of EXL Service’s current and future business development.

10.	CONFIDENTIALITY

10.1	Each Party shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to:

(A)	the provisions of this Agreement;

(B)	the negotiations relating to this Agreement;

(C)	the subject matter of this Agreement; or

(D)	any other Party or Parties.

10.2	Notwithstanding the other provisions of this clause each Party may disclose confidential information:

(A)	if and to the extent required by law or for the purpose of any Proceedings;

(B)	if and to the extent required by any securities exchange or regulatory or governmental body or any tax authority to which that party is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

(C)	if and to the extent required to vest the full benefit of this Agreement in that party. Without limitation, AIH or any of its Affiliates may disclose a copy of this Agreement to its preferred bidder for the Project De Caprio Transaction (if such bidder is not EXL Service) and to the professional advisers, auditors, financial advisers and/or financiers of such preferred bidder. Any such disclosure shall be subject to each such recipient’s agreement to keep such information confidential to the same extent as if such recipient were a party to this Agreement;

(D)	to its professional advisers, auditors and bankers subject to the party procuring each such recipient’s agreement to keep such information confidential to the same extent as if such recipient were a party to this Agreement;

(E)	if and to the extent the information has come into the public domain through no fault of that Party; or

(F)	if and to the extent the other Party has given prior written consent to the disclosure.

Any information to be disclosed pursuant to paragraph (A) or (B) shall be disclosed only after consultation with the other party, to the extent permitted by law and reasonably practicable.

10.3	The restrictions contained in this clause shall continue to apply after termination of this Agreement without limit in time.

11.	REQUISITE AUTHORITY

11.1	Each Party to this Agreement expressly represents and warrants that:

(A)	It has the requisite power and authority to enter into and perform this Agreement.

(B)	The obligations under this Agreement constitute binding obligations of that Party in accordance with its terms.

(C)	The execution and delivery of, and the performance of its obligations under, this Agreement will not:

(i)	result in a material breach of any provision of the memorandum or articles of association or other constitutional documents of that Party;

(ii)	result in a material breach of, or constitute a default under, any instrument to which that Party is bound;

(iii)	so far as that Party is aware, result in a breach of any order, judgment or decree of any court or governmental agency to which that Party is bound; or

(iv)	require the consent of its shareholders or, so far as that Party is aware, any other person whomsoever.

12.	FURTHER ASSURANCE

Each of the Parties shall at its own cost execute all such documents and take such steps and do all such acts or things as may be reasonably required for the purpose of giving effect to the provisions of this Agreement and (without limitation) to ensure that its terms are binding on and enforceable against each of the Parties in every relevant jurisdiction. For the avoidance of doubt, nothing in this Agreement shall require AIH or any Affiliate of AIH to take any step to further the Project De Caprio Transaction, including, but not limited to, executing the Project De Caprio Sale and Purchase Agreement or the Master Services Agreement and Completing the Project De Caprio Transaction.

13.	ENTIRE AGREEMENT

13.1	Together with the Pune VSA, the Noida ISFA, the Ancillary Pune Documents and the Ancillary Noida Documents this Agreement constitutes the whole and only agreement between the Parties relating to the subject matter of this Agreement.

13.2	Each Party acknowledges that in entering into this Agreement it is not relying upon any pre contractual statement which is not set out in this Agreement.

13.3	Except in the case of fraud by the other Party, no Party shall have any right of action against any other Party to this Agreement arising out of or in connection with any pre contractual statement except to the extent that it is repeated in this Agreement.

13.4	For the purposes of this clause, “pre contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time prior to the date of this Agreement.

13.5	This Agreement may only be varied or modified by written agreement signed by a duly authorised officer of each of the Parties.

14.	INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

15.	NO THIRD PARTY RIGHTS

The parties to this agreement do not intend that any term of this agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this agreement.

16.	NOTICES

16.1	A notice under this Agreement shall only be effective if it is in writing. Faxes and e-mail are not permitted.

16.2	Notices under this Agreement shall be sent to a party to this Agreement at its address or number and for the attention of the individual (or individuals) set out below:

Party and title of individual	Address
NUI	Aviva plc
Company Secretary of Aviva plc c/o Company Secretary of Norwich Union Insurance Limited	c/o Norwich Union Insurance Limited St Helen’s 1 Undershaft London, EC3P 3DQ

AIH	Aviva plc
Company Secretary of Aviva plc c/o Company Secretary of Aviva International Holdings Limited	c/o Aviva International Holdings Limited St Helen’s 1 Undershaft London, EC3P 3DQ

AGSS	Aviva plc
Company Secretary of Aviva plc c/o Company Secretary of Aviva Global Services (Singapore) Private Limited	c/o Aviva Global Services (Singapore) Private Limited St Helen’s 1 Undershaft London, EC3P 3DQ

EXL Service	Exl Service Holdings, Inc.
General Counsel	350 Park Avenue, 10th Floor New York, NY, 10022

EXL India	Exl Service.com (India) Private Limited
Corporate Secretary with a copy to the General Counsel of EXL Service at the above address	103A Ashoka Estate Barakhamba Road New Delhi, 110001 INDIA

EXL Pune	Noida Customer Operations Private Limited
Corporate Secretary with a copy to the General Counsel of EXL Service at the above address	103A Ashoka Estate Barakhamba Road New Delhi, 110001 INDIA

Provided that a party may change its notice details on giving notice to the other party of the change in accordance with this clause.

16.3	Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(A)	if delivered personally, on delivery; and

(B)	if sent by first class post, two clear Business Days after the date of posting.

16.4	Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

16.5	The provisions of this clause shall not apply in relation to the service of Service Documents.

17.	LANGUAGE

Each notice, demand, request, statement, instrument, certificate, or other communication under or in connection with this Agreement shall be in English.

18.	AGENT FOR SERVICE

18.1	EXL Service, EXL India and EXL Pune irrevocably appoint EXLService (UK) Limited, whose address for service is at 93-95 Gloucester Place, London, W1U 6JQ, to be its agent for the receipt of Service Documents. EXL Service, EXL India and EXL Pune agree that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules.

18.2	If the agent at any time ceases for any reason to act as such, EXL Service, EXL India and/or EXL Pune, as appropriate, shall appoint a replacement agent having an address for service in England or Wales and shall notify EXL Service, EXL India and EXL Pune of the name and address of the replacement agent. Failing such appointment and notification, AIH and AGSS shall be entitled by notice to EXL Service, EXL India or EXL Pune, as appropriate, to appoint a replacement agent to act on behalf of EXL Service, EXL India or EXL Pune. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

18.3	A copy of any Service Document served on an agent shall be sent by post to EXL Service, EXL India or EXL Pune, as appropriate. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

19.	COUNTERPARTS

19.1	This agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

19.2	Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute but one and the same instrument.

20.	GOVERNING LAW AND JURISDICTION

20.1	This Agreement is governed by and shall be construed in accordance with English law.

20.2	The Parties agree that the courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with the validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement. Any proceeding, suit or action arising out of or in connection with this Agreement shall be brought in the English courts. This clause is not concluded for the benefit of any particular party or parties to this Agreement.

20.3	Each party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of proceedings in the English courts. Each party also agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

20.4	Each Party submits and agrees to submit irrevocably to the exclusive jurisdiction of the Courts of England and Wales.

IN WITNESS WHEREOF this Agreement has been executed and delivered as a deed by the Parties the day and year first above written.

Executed as a deed by	)
)
as an attorney for	)
NORWICH UNION INSURANCE	)	/s/	Attorney
LIMITED	)
in the presence of	)

Signature of witness	)	/s/ Simon Staveley-Smith	Witness
Name of witness	)	Simon Staveley-Smith
Address of witness	)	Slaughter and May
	)	One Bunhill Row
Occupation of witness	)	Trainee Solicitor

Executed as a deed by	)
)
as an attorney for	)
AVIVA INTERNATIONAL HOLDINGS	)	/s/	Attorney
LIMITED	)
in the presence of	)

Signature of witness	)	/s/ Simon Staveley-Smith	Witness
Name of witness	)	Simon Staveley-Smith
Address of witness	)	Slaughter and May
	)	One Bunhill Row
Occupation of witness	)	Trainee Solicitor

Executed as a deed by	)
AVIVA GLOBAL SERVICES	)
(SINGAPORE) PRIVATE LIMITED	)
acting by Steven Turpie	)
who, in accordance with	)
the laws Singapore, is acting under	)
the authority of AVIVA GLOBAL	)
SERVICES (SINGAPORE) PRIVATE	)
LIMITED	)	/s/ Steven Turpie

Executed as a deed by	)
EXLSERVICE HOLDINGS, INC	)
acting by Rohit Kapoor	)
who, in accordance with	)
the laws of the state of Delaware,	)
is acting under the authority of	)
EXLSERVICE HOLDINGS, INC	)	/s/ Rohit Kapoor

Executed as a deed by	)
EXL SERVICE.COM (INDIA))
PRIVATE LIMITED	)
acting by Amitabh Hajela	)
who, in accordance with	)
the laws of India, is acting under	)
the authority of EXL SERVICE.COM	)
(INDIA) PRIVATE LIMITED	)	/s/ Amitabh Hajela

Executed as a deed by	)
NOIDA CUSTOMER OPERATIONS	)
PRIVATE LIMITED	)
acting by Amitabh Hajela	)
who, in accordance with	)
the laws of India, is acting under	)
the authority of NOIDA CUSTOMER	)
OPERATIONS PRIVATE LIMITED	)	/s/ Amitabh Hajela

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